Exhibit 99.1

PRESS RELEASE

Agile Software Corporation 6273 San Ignacio Avenue San Jose, CA 95119 Voice: (408) 284-4000 Fax: (408) 284-4002

Media Contact
Terri Pruett
Agile Software Corporation
Terri.Pruett@agile.com
(408) 284-4048

Agile Reports Strong Third Quarter Results

Agile Beats Top and Bottom-line Consensus Estimates

San Jose, CA—February 23, 2006—Agile Software Corporation (NASDAQ: AGIL), a leading provider of product lifecycle management (PLM) solutions, today announced results for the third quarter of fiscal 2006, which ended January 31, 2006. Total revenues for the quarter were $32.8 million, compared to $30.3 million for the third quarter of fiscal 2005. License revenues for the third quarter of fiscal 2006 were $13.4 million, compared to $12.5 million achieved in the third quarter of fiscal 2005.

Net loss for the third quarter of fiscal 2006, on a generally accepted accounting principles (GAAP) basis, was $4.1 million, or ($0.08) per share, compared to a net income of $290,000 or $0.01 per share for the third quarter of fiscal 2005.

Non-GAAP net loss for the third quarter of fiscal 2006 (which excludes amortization of intangibles, stock compensation and restructuring charges) was $122,000 or $0.00 per share. Non-GAAP net income for the third quarter of fiscal 2005 (which excludes amortization of intangibles and stock compensation) was $984,000 or $0.02 per share. Reconciliation between our net income (loss) on a GAAP and non-GAAP basis is provided in a table immediately following the Condensed Consolidated Statements of Operations below.

Management Commentary

“Historically, our Q3 has been challenging as it includes the holiday season. This year, our quarter ended with very satisfying results—most notably, the fact that we hit our highest quarter in license revenues in more than four years,” said Bryan Stolle, Agile CEO. “We are continuing to see PLM adoption grow across all sizes of companies—from large enterprises to start-ups—and industries, as is evidenced with our increasing numbers of EHT, life sciences and consumer packaged goods customers”

“We are particularly pleased with our strong license revenue rebound from Q2,” said Jay Fulcher, Agile president and COO. “We are also encouraged by our bottom line results, as we have been proactive and aggressive in managing our costs while still making the necessary investments to drive our business. We believe we are well-positioned for further revenue growth and achieving profitability in the future.”

Customer Wins and Expansions

Organizations that purchased new or additional licenses include Arthrocare, Ball Aerospace, Bally Gaming, B/E Aerospace, Conexant, CooperVision, Digirad, Draeger Medical, Eastman Kodak, Foxlink, GN Resound, W.L. Gore, Grandstream Networks, Harman, Herbalife, Hewlett Packard, Intier, Logitech, Metaldyne, NEC Computers, NACCO, nVIDIA, Overland Storage, Phoenix, Plexus, Polycom, Powerwave, Siemens, Spirent, Synthon, Synthes, Texas Instruments and V-ZUG.

Conference Call Details

Agile will discuss its third quarter results and management’s forward looking guidance on a conference call today beginning at 2:00 pm Pacific Time. A Web cast of the conference will be available on Agile’s Web site at www.agile.com under the ‘Investor Relations’ section. You may access replays of the Web cast for ninety days after the call at http://www.agile.com/investors. Financial and statistical information to be discussed in the call will be available on the company’s Web site immediately prior to commencement of the call. Additional investor information can be accessed at www.agile.com or by calling Agile’s Investor Relations at (408) 284-4011.

About Agile Software Corporation

Agile Software Corporation (NASDAQ: AGIL) helps companies drive profits, accelerate innovation, reduce costs, and ensure regulatory compliance throughout the product lifecycle. With a broad suite of enterprise class PLM solutions, time-to-value focused implementations, and a unique Guaranteed Business ResultsSM program, Agile helps companies get the most from their products. Alcatel, Bayer, Dell Inc., Flextronics International, Foxconn, Harris, Hitachi, Leapfrog, Lockheed Martin, Magna Steyr, Playtex, Siemens, Quanta, QUALCOMM and ZF are among the over 10,000 customers in the automotive, aerospace and defense, consumer products, electronics, high tech, industrial products, and life sciences industries that have licensed Agile solutions. For more information, call 408-284-4000 or visit www.agile.com.

Agile, the Agile logo and Agile Software are registered trademarks and Agile On Demand, Agile Advantage, Agile Product Collaboration, Agile Product Cost Management, Agile Product Governance & Compliance, Agile Product Service & Improvement, Agile Product Quality Management, Agile Product Portfolio Management, Agile Engineering Collaboration, Agile Product Interchange and AgileMD are trademarks of Agile Software Corporation in the U.S. and/or other countries. Guaranteed Business Results is a service mark of Agile Software Corporation. All other brand or product names are trademarks and registered trademarks of their respective holders.

Non-GAAP Financial Measures

In addition to reporting our financial results in accordance with generally accepted accounting principles, or GAAP, we are also providing with this press release non-GAAP net income (loss) and non-GAAP net income (loss) per share information, together with a reconciliation between the GAAP and non-GAAP information. In preparing our non-GAAP information, we have excluded where applicable, stock-based compensation (a non-cash charge), acquisition-related amortization of intangible assets and acquired in-process research and development (non-cash charges), acquisition related compensation (a non-recurring charge), and restructuring and other charges. Because of the non-recurring or infrequent nature and/or non-cash nature of several of these charges, we believe that excluding them provides both management and investors with additional insight into our current operations, the trends affecting the Company and the Company’s marketplace performance. In particular, management finds it useful to exclude the non-cash charges in order to more readily correlate the Company’s operating activities with the Company’s ability to generate cash from operations, and excludes the non-recurring and infrequently incurred cash items as a means of more accurately predicting liquidity requirements. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP.

Safe Harbor Statement

This press release contains “forward-looking statements”, as defined under securities laws, including statements relating to the Company’s expectations regarding the Company’s financial results in future periods and the general adoption of PLM. Actual results may differ materially and adversely from those expressed in any forward-looking statements. These factors include, but are not limited to, overall spending patterns for enterprise software in general and for PLM in particular and other risk factors detailed in the Company’s filings with the Securities and Exchange Commission. For additional information regarding the risks inherent in our business, please see “Risk Factors” included in our Annual Report on Form 10-K for the year ended April 30, 2005, and in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2005, as filed with the Securities and Exchange Commission. We undertake no obligation to revise our forward-looking statements to reflect events or circumstances after the date hereof as a result of new information, future events or otherwise.

Agile Software Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2006	2005	2006	2005
Revenues:
License	$13,405	$12,455	$36,882	$33,975
Service	19,397	17,825	61,783	51,003

Total revenues	32,802	30,280	98,665	84,978

Cost of revenues:
License	842	1,243	2,449	3,484
Service (1)	9,840	8,460	32,253	24,042
Amortization of intangible assets	726	178	2,176	533

Total cost of revenues	11,408	9,881	36,878	28,059

Gross profit	21,394	20,399	61,787	56,919

Operating expenses:
Sales and marketing (1)	12,376	12,043	37,538	33,501
Research and development (1)	8,923	5,651	25,678	16,496
General and administrative (1)	3,239	2,942	9,553	8,419
Amortization of intangible assets	627	357	1,856	1,403
Restructuring charges	1,729	—	1,729	2,132

Total operating expenses	26,894	20,993	76,354	61,951

Loss from operations	(5,500)	(594)	(14,567)	(5,032)

Interest and other income, net	1,597	1,169	3,751	3,047

Income (loss) before income taxes	(3,903)	575	(10,816)	(1,985)
Provision for income taxes	237	285	644	820

Net income (loss)	$(4,140)	$290	$(11,460)	$(2,805)

Net income (loss) per share:
Basic and diluted	$(0.08)	$0.01	$(0.21)	$(0.05)

Weighted average shares
Basic	54,808	53,058	54,052	52,732

Diluted	54,808	54,840	54,052	52,732

___________

(1)    Effective May 1, 2005, Agile adopted FAS 123(R), “Share-Based Payments,” and uses the modified prospective method to value its share-based payments. Accordingly, for the three and nine months ended January 31, 2006, stock compensation was accounted under FAS 123(R) while for the three and nine months ended January 31, 2005, stock compensation was accounted under APB 25, “Accounting for Stock Issued to Employees.” The amounts in the tables above include stock compensation as follows:

Cost of service revenue	$144	$36	$417	$179
Sales and marketing	462	87	1,353	331
Research and development	123	2	326	25
General and administrative	207	34	611	157

Total stock compensation	$936	$159	$2,707	$692

Agile Software Corporation

Non-GAAP Financial Measures and Reconciliations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2006	2005	2006	2005
GAAP net income (loss) to non-GAAP net income (loss) reconciliation:
GAAP net income (loss)	$(4,140)	$290	$(11,460)	$(2,805)
Stock compensation (1)	936	159	2,707	692
Amortization of intangible assets	1,353	535	4,032	1,936
Restructuring charges	1,729	—	1,729	2,132

Non-GAAP net income (loss)	$(122)	$984	$(2,992)	$1,955

GAAP basic and diluted to non-GAAP basic and diluted earnings (loss) per share reconciliation:
GAAP basic and diluted earnings (loss) per share	$(0.08)	$0.01	$(0.21)	$(0.05)
Stock compensation (1)	0.02	—	0.05	0.01
Amortization of intangible assets	0.03	0.01	0.07	0.04
Restructuring charges	0.03	—	0.03	0.04

Non-GAAP basic and diluted earnings (loss) per share	$(0.00)	$0.02	$(0.06)	$0.04

Weighted average shares used in calculating non-GAAP diluted net income per share	54,808	54,840	54,052	54,432 (2)

(1)	Effective May 1, 2005, Agile adopted FAS 123(R), “Share-Based Payments,” and uses the modified prospective method to value its share-based payments. Accordingly, for the three and nine months ended January 31, 2006, stock compensation was accounted under FAS 123(R) while for the three and nine months ended January 31, 2005, stock compensation was accounted under APB 25, “Accounting for Stock Issued to Employees.”
(2)	Weighted average shares used in calculating non-GAAP diluted net income per share for the nine months ended January 31, 2005 were computed while giving effect to all dilutive potential common shares, which were anti-dilutive for the purpose of calculating GAAP diluted net loss per share.

Agile Software Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 31, 2006	April 30, 2005

ASSETS
Current assets:
Cash and cash equivalents	$102,078	$81,760
Short-term investments	84,216	93,444
Accounts receivable, net	22,836	26,899
Other current assets	4,784	5,157

Total current assets	213,914	207,260

Long-term investments	14,101	23,176
Property and equipment, net	9,112	10,067
Intangible assets, net	8,404	12,735
Other assets	1,038	1,127
Goodwill	66,713	66,658

Total assets	$313,282	$321,023

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other liabilities	$27,993	$26,694
Deferred revenue	26,483	25,190

Total current liabilities	54,476	51,884

Other non-current liabilities	6,177	8,258

Total liabilities	60,653	60,142

Total stockholders’ equity	252,629	260,881

Total liabilities and stockholders’ equity	$313,282	$321,023